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                                                                EXHIBIT 99.16(d)


Phoenix Fund - Class D
  10/21/94 - 7/31/85


                                                 Since           Since
                                               Inception       Inception
                                             Average Annual      Total
                                              Total Return       Return*
                                             --------------  --------------
Initial Investment                               $1,000.00       $1,000.00

Divided by Initial Maximum Offering Price            13.27
                                                 ---------

Divided by Net Asset Value                                           12.57
                                                                 ---------
Equals Shares Purchased                             75.378          79.554

Plus Shares Acquired through
  Dividend Reinvestment                              3.440           3.630
                                                 ---------       ---------
Equals Shares Held at 7/31/95                       78.818          83.184

Multiplied by Net Asset Value at 7/31/95             13.43           13.43
                                                 ---------       ---------

Equals Ending Redeemable Value at
  $1,000 Investment (ERV) at 7/31/95              1,058.52        1,117.17

Divided by $1,000 (P)                               1.0585          1.1172

Subtract 1                                          0.0585          0.1172

Expressed as a percentage equals the
  Aggregate Total Return for the Period (T)           5.85%
                                                 =========

Expressed as a percentage equals the
  Aggregate Total Return for the Period                              11.72%
                                                                 =========

ERV divided by P                                    1.0585

Raise to the power of                               1.2898

Equals                                              1.0761

Subtract 1                                          0.0761

Expressed as a percentage equals the
  Average Annualized Total Return                     7.51%
                                                 =========

*Does not include sales charge for the period.